As filed with the Securities and Exchange Commission on March 25, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Beacon Roofing Supply, Inc.

(Exact name of registrant as specified in its charter)

Delaware	5033	36-4173371
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

505 Huntmar Park Drive, Suite 300
Herndon, Virginia 20170

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul M. Isabella
President and Chief Executive Officer
Beacon Roofing Supply, Inc.
505 Huntmar Park Drive, Suite 300
Herndon, Virginia 20170

(Name and address of agent for service)

Telephone: (571) 323-3939

(Telephone number, including area code, of agent for service)

With copies to:

Ross D. Cooper Senior Vice President, General Counsel and Secretary Beacon Roofing Supply, Inc. 5244 River Road, Second Floor Bethesda, MD 20816 (301) 272-2123	Michael P. Heinz Sidley Austin LLP One South Dearborn Street Chicago, Illinois 60603 (312) 853-7000

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	8,536,500	$39.84	$340,094,160	$34,247.48

(1)	Represents the number of shares of the common stock of Beacon Roofing Supply, Inc. registered for resale by the selling stockholder named herein. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable by the registrant with respect to the shares being registered hereunder as a result of stock splits, stock dividends, recapitalizations or similar transactions.
(2)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act based upon the average of the high and low sales prices of the registrant’s common stock as reported on the NASDAQ Global Select Market on March 21, 2016.

PROSPECTUS

Beacon Roofing Supply, Inc.

8,536,500 Shares of Common Stock

This prospectus relates to the resale, from time to time, of up to 8,536,500 shares of our common stock, $0.01 par value per share, by CD&R Roadhouse Holdings, L.P. (the “selling stockholder”), an entity affiliated with Clayton Dubilier & Rice, LLC (“CD&R”). The selling stockholder may offer and sell shares of our common stock through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. This prospectus does not necessarily mean that the selling stockholder will offer or sell those shares. We will receive no proceeds from any sale by the selling stockholder of the shares of our common stock covered by this prospectus, but we have agreed to pay certain expenses relating to the registration of such shares. The selling stockholder will be responsible for any fees and commissions (including underwriting discounts and commissions), legal fees of any counsel engaged by the selling stockholder and transfer taxes applicable to the shares sold by them through this prospectus. The selling stockholder may from time to time offer and resell, transfer or otherwise dispose of any or all of the shares of our common stock covered by this prospectus through underwriters or dealers, directly to purchasers or through broker-dealers or agents. See “Plan of Distribution.”

Our common stock trades on the NASDAQ Global Select Market under the symbol “BECN.” On March 24, 2016, the closing price for our common stock, as reported on the NASDAQ Global Select Market, was $40.77 per share.

Investing in our securities involves certain risks. See “Risk Factors” on page 3 of this prospectus and in any applicable prospectus supplement and in the documents we incorporate by reference herein for certain risks you should consider. You should read the entire prospectus carefully, together with the documents we incorporate by reference herein, before you make your investment decision.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 25, 2016

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus is current only as of its date.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf registration process.” Under the shelf registration statement, the selling stockholder may offer and resell up to 8,536,500 shares of our common stock in one or more offerings or resales. The prospectus provides you with a general description of the shares of common stock the selling stockholder may offer. The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase our common stock, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the sections entitled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

We may also authorize one or more free writing prospectuses or prospectus supplements to be provided to you in connection with these offerings. Any related free writing prospectus or prospectus supplement may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in any accompanying prospectus supplement or any related free writing prospectus and any documents.

You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. Neither we nor the selling stockholder have authorized anyone to provide you with different or additional information. Neither we nor the selling stockholder are making an offer to sell our common stock in any jurisdiction where the offer or sale thereof is not permitted. You should not assume that the information appearing in this prospectus or any applicable prospectus supplement or the documents incorporated by reference herein or therein are accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read carefully the entirety of this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and any applicable prospectus supplement, before making an investment decision.

In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms “Beacon,” “Company,” “we,” “us” and “our” to refer to Beacon Roofing Supply, Inc., a Delaware corporation, together with its consolidated subsidiaries.

ii

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 with respect to our business, financial condition, liquidity and results of operations. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “predicts,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should” and the negative of these terms or other comparable terminology often identify forward-looking statements. Statements in this prospectus that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements, including the risks discussed in this prospectus or incorporated by reference herein. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to the Company include, but are not limited to, risks and uncertainties that are described in Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the year ended September 30, 2015, in our Quarterly Reports on Form 10-Q and in other securities filings by the Company with the SEC. Factors, risks, and uncertainties that could cause actual outcomes and results to be materially different from those contemplated include, among others:

•	our ability to effectively integrate newly acquired businesses into our operations and achieve expected cost savings or profitability from our acquisitions;
•	our ability to complete acquisitions on acceptable terms;
•	product shortages, fluctuations in the prices of raw materials, loss of key suppliers, and our dependence on third-party suppliers and manufacturers;
•	dependence on key personnel;
•	fluctuation of pricing of and rebates on the products we distribute and our ability to pass on increased costs to customers;
•	dependence on the residential home building industry, as well as the economy, the credit markets and other important factors;
•	cyclical and seasonal nature of the building products supply industry;
•	disruptions at our facilities or in our information technology systems;
•	variability of our quarterly revenues and earnings;
•	our future capital needs and our ability to obtain additional financing on acceptable terms;
•	our level of indebtedness and our ability to meet our obligations under our debt instruments;
•	our incurrence of additional indebtedness and our inability to take certain actions because of restrictions in our debt agreements; and
•	our failure to obtain the anticipated benefits, synergies and costs savings from the acquisition of Roofing Supply Group, LLC.

Many of the important factors that will determine these results are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date of this prospectus. Except as otherwise required by law, we do not assume any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

iii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or the documents incorporated by reference in this prospectus. This summary does not contain all the information that you should consider before investing in our common stock. You should read the following summary together with the more detailed information regarding our company, the common stock being offered hereby, and our financial statements and notes thereto and other information included in the documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Our Company

Beacon is the second largest (and largest publicly traded) distributor of residential and commercial roofing materials in the United States, with leading positions in key metropolitan markets in both the United States and Canada. Beacon also is a leading distributor of complementary building products, including siding, windows and waterproofing systems for residential and commercial building exteriors. Beacon purchases products from a large number of manufacturers and then distributes these goods to a customer base consisting of contractors and, to a lesser extent, general contractors, home builders, retailers, and building materials suppliers. As of December 31, 2015, Beacon operated 360 branches in 45 states throughout the United States and six provinces in Canada.

Beacon was incorporated in Delaware in 1997 and completed its initial public offering in September 2004. Beacon’s common stock trades on the NASDAQ Global Select Market under the symbol “BECN.”

Beacon’s principal executive offices are located at 505 Huntmar Park Drive, Suite 300, Herndon, Virginia 20170, and our telephone number is (571) 323-3939. Our website is www.becn.com. No portion of our website is incorporated by reference into this prospectus or any accompanying prospectus supplement.

The RSG Acquisition

On October 1, 2015, Beacon completed the acquisition of Roofing Supply Group, LLC (“RSG”), a leading roofing products distributor owned by the selling stockholder and employee stockholders in a cash and stock transaction valued at approximately $1.2 billion (the “RSG Acquisition”), including repayment of outstanding RSG indebtedness. Prior to the RSG Acquisition, RSG was the fifth largest roofing distributor in the United States. As of September 30, 2015, RSG operated 85 branches strategically located in 25 U.S. states throughout the West, Rocky Mountain, Northwest, Southwest, Southeast and Midwest regions of the United States. Similar to Beacon, RSG had a customer base of contractors, home builders, retail customers, building owners and other resellers, such as retailers and lumberyards.

Selling Stockholder

The selling stockholder is an entity affiliated with CD&R, a private investment firm, and was the former controlling stockholder of RSG. Immediately following the consummation of the RSG Acquisition, the selling stockholder beneficially owned approximately 15% of our outstanding common stock and became our largest stockholder. In connection with the RSG Acquisition, we entered into an investment agreement (the “Investment Agreement”) with the selling stockholder, which, as amended, provides that the selling stockholder (i) may designate two directors to the Beacon board of directors, for so long as the selling stockholder and its affiliates hold at least 58.6% of the shares of our common stock received by the selling stockholder at the closing of the RSG Acquisition and (ii) may designate one director to the Beacon board of directors for so long as the selling stockholder and its affiliates hold less than 58.6%, but at least 3.0%, of such shares; provided that the selling stockholder and its affiliates shall not be entitled to such one director designee pursuant to clause (ii) if they own less than 4.0% of the shares of our common stock then outstanding and the number of members of the Beacon board is at such time less than eight. Upon consummation of the RSG Acquisition, Philip W. Knisely, operating advisor to the funds managed by CD&R, and Nathan K. Sleeper, a principal of CD&R, were appointed as the selling stockholder’s designees to the Beacon board of directors.

Upon consummation of the RSG Acquisition, we also entered into the Registration Rights Agreement (the “Registration Rights Agreement”) with the selling stockholder, pursuant to which we agreed to file a resale shelf registration statement for the benefit of the selling stockholder and certain of its permitted transferees promptly upon the expiration of a 180-day post-closing lock-up period. This prospectus forms part of such resale shelf registration statement, and relates to the shares issued to the selling stockholder pursuant to the Agreement and Plan of Merger, dated as of July 27, 2015, by and among CDRR Investors, Inc., Beacon and two of our wholly owned subsidiaries in a private placement upon closing of the RSG Acquisition. The Registration Rights Agreement also provides for customary demand and piggyback registration rights with respect to the shares of our common stock received by the selling stockholder in connection with the RSG Acquisition. See “Selling Stockholder — Material Relationships with Selling Stockholder” for more information regarding the Registration Rights Agreement.

For additional information about Beacon, please refer to other documents we have filed with the SEC and that are incorporated by reference into this prospectus, as listed under the heading “Incorporation of Certain Information by Reference.”

RISK FACTORS

Investing in our common stock involves risks. Before making an investment decision, you should carefully consider all of the information included or incorporated by reference in this prospectus, including the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” The risks and uncertainties described therein are not the only ones that we face. Additional risks and uncertainties not known to us or that we deem immaterial may also adversely affect our business, operating results, cash flows and financial condition.

DESCRIPTION OF CAPITAL STOCK

The following summary description sets forth some of the general terms and provisions of our capital stock. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of our capital stock, you should refer to the provisions of our Second Amended and Restated Certificate of Incorporation (our “charter”) and our Amended and Restated By-Laws (our “bylaws”), which are incorporated by reference herein. For more information on how you can obtain copies of these documents, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read our charter and our bylaws in their entirety.

General

Under our charter, we are authorized to issue 100,000,000 shares of our common stock, $0.01 par value per share, and 5,000,000 shares of undesignated preferred stock, $0.01 par value per share. As of March 21, 2016, there were 59,402,290 shares of our common stock, options to purchase 2,765,634 shares of common stock, 690,654 restricted stock units issued and outstanding and no shares of our preferred stock issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote per share. Each of our directors is elected by an affirmative vote of a plurality of the votes properly cast with respect to such director. Vacancies on the board of directors may be filled by an affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy will hold office until the next annual meeting of stockholders.

Subject to any preferential rights of any outstanding shares of our preferred stock to receive dividends before any dividends may be paid on our common stock, the holders of our common stock will be entitled to share ratably in any dividends that may be declared by our board of directors out of funds legally available for the payment of dividends. Our common stock does not carry any redemption rights or any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock. In the event of a liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, after payment of our liabilities and obligations to creditors and any holders of preferred stock, our remaining assets will be distributed ratably among the holders of shares of common stock on a per share basis. In the event of a merger or consolidation with or into another entity, holders of each share of common stock will be entitled to receive the same per share consideration.

Preferred Stock

Our charter authorizes our board of directors to provide for the issuance of shares of preferred stock in one or more classes or series. Prior to issuance of shares of each series, our board of directors is required by the Delaware General Corporation Law (the “DGCL”) and our charter to fix the designation, powers, preferences and rights of the shares of such series and the qualifications, limitations or restrictions thereof. Thus, our board of directors could authorize the issuance of shares of preferred stock that have priority over our common stock with respect to dividends or rights upon liquidation or with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interests.

Anti-Takeover Provisions of the Delaware Law and Our Governing Documents

Delaware Law

We are subject to Section 203 of the DGCL (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in “business combination” transactions with any “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder, unless:

•	prior to the time the stockholder became an interested stockholder, either the applicable business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the corporation’s board of directors;
•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the voting stock owned by the interested stockholder) shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which the employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•	at or subsequent to the time that the stockholder became an interested stockholder, the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include, in general and subject to exceptions, a merger of the corporation with the interested stockholder; a sale of 10% or more of the market value of the corporation’s consolidated assets to the interested stockholder; certain transactions that result in the issuance of the corporation’s stock to the interested stockholder; a transaction that has the effect of increasing the proportionate share of the corporation’s stock owned by the interested stockholder; and any receipt by the interested stockholder of loans, guarantees or other financial benefits provided by the corporation. An “interested stockholder” is defined to include, in general and subject to exceptions, a person that (1) owns 15% or more of the outstanding voting stock of the corporation or (2) is an “affiliate” or “associate” (as defined in Section 203) of the corporation and was the owner of 15% or more of the corporation’s outstanding voting stock at any time within the prior three year period.

A Delaware corporation may opt out of Section 203 with an express provision in its original certificate of incorporation or by an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by Section 203 and approved by a majority of its outstanding voting shares. We have not opted out of Section 203. As a result, Section 203 could delay, deter or prevent a merger, change of control or other takeover of our company that our stockholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our common stock, and may also limit the price that investors are willing to pay in the future for our common stock.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue one or more series of preferred stock with voting or other rights or preferences. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Special Meetings of Stockholders; Stockholder Action

A special meeting of our stockholders may be called only by the Chairman of the board, the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) or by the board of directors, pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors then in office. Our bylaws provide that our stockholders may not take action by written consent.

Amendment of Certificate of Incorporation and Bylaws

Our charter may be amended in accordance with the DGCL. Our bylaws may be amended by the affirmative vote of a majority of the stockholders present at any annual meeting of the stockholders at which a quorum is present. Our bylaws may also be amended by the affirmative vote of a majority of the directors present at any regular or special meeting of the board of directors at which a quorum is present.

Forum Selection

Unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to the Company or our stockholders, (iii) any action asserting a claim against the Company or any of our directors, officers or other employees arising pursuant to any provision of the DGCL or (iv) any action asserting a claim against the Company or any of our directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware, in all cases subject to the court having personal jurisdiction over all indispensable parties named as defendants.

If any action the subject matter of which is within the scope of the immediately preceding paragraph is filed in a court other than a court located within the State of Delaware in the name of any stockholder, such stockholder will be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the exclusive forum provision (an “Enforcement Action”) and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the action outside of the State of Delaware as agent for such stockholder.

Stock Exchange Listing

Our common stock trades on the NASDAQ Global Select Market under the symbol “BECN.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services.

SELLING STOCKHOLDER

The following table sets forth information as of March 21, 2016 with respect to the ownership of our common stock by the selling stockholder based on information furnished to us by the selling stockholder. The amounts and percentages of shares beneficially owned are reported on the basis of rules and regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Percentage computations are based on 59,402,290 shares of our common stock outstanding as of March 21, 2016.

The following table also provides the maximum number of shares of our common stock that may be offered by the selling stockholder pursuant to this prospectus and the number of shares of our common stock that will be beneficially owned by the selling stockholder after such an offering, assuming the sale of all of the offered shares. The selling stockholder reserves the right to accept or reject, in whole or in part, any proposed sale of shares. The selling stockholder may also offer and sell less than the number of shares indicated. The selling stockholder is not making any representation that any shares covered by this prospectus will or will not be offered for sale. Information about the selling stockholder may change over time. Except as otherwise indicated in the footnotes to the table, the beneficial owner listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock. The address for the beneficial owner is set forth in the footnotes to the table.

	Number of Shares of Common Stock Owned Prior to Resale		Number of Shares of Common Stock Being Registered for Resale	Number of Shares of Common Stock Owned After Resale
Name of Selling Stockholder	Number	%		Number(2)	%(2)
CD&R Roadhouse Holdings, L.P.(1)	8,536,500	14.4%	8,536,500	—	—

(1)	CD&R Associates VIII, Ltd. is the general partner of CD&R Roadhouse Holdings, L.P. CD&R Associates VIII, L.P. is the sole stockholder of CD&R Associates VIII, Ltd. CD&R Investment Associates VIII, Ltd. is the general partner of CD&R Associates VIII, L.P. Each of CD&R Associates VIII, Ltd., CD&R Associates VIII, L.P. and CD&R Investment Associates VIII, Ltd. expressly disclaims beneficial ownership of the shares held by CD&R Roadhouse Holdings, L.P. CD&R Investment Associates VIII, Ltd. is managed by a two-person board of directors, consisting of Donald J. Gogel and Kevin J. Conway. Messrs. Gogel and Conway, as the directors of CD&R Investment Associates VIII, Ltd., may be deemed to share beneficial ownership of the shares shown as beneficially owned by CD&R Roadhouse Holdings, L.P. Such persons expressly disclaim such beneficial ownership. All investment and voting decisions with respect to shares held by CD&R Roadhouse Holdings, L.P. are made by an investment committee of limited partners of CD&R Associates VIII, L.P. (the “Investment Committee”). The CD&R investment professionals who have effective voting control of the Investment Committee are Michael G. Babiarz, Vindi Banga, James G. Berges, John C. Compton, Kevin J. Conway, Thomas C. Franco, Kenneth A. Giuriceo, Donald J. Gogel, Jillian Griffiths, Marco Herbst, George K. Jaquette, John Krenicki, Jr., David A. Novak, Paul S. Pressler, Ravi Sachdev, Christian Rochat, Richard J. Schnall, Nathan K. Sleeper, Sonja Terraneo and David H. Wasserman. All members of the Investment Committee disclaim beneficial ownership of the shares shown as beneficially owned by CD&R Roadhouse Holdings, L.P. The address for CD&R Roadhouse Holdings, L.P. is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman, KY1-1104, Cayman Islands.
(2)	Since we do not have the ability to control how many, if any, of the selling stockholder’s shares will be offered or sold, we have assumed that the selling stockholder will sell all of the shares registered herein for purposes of determining how many shares it will own and its percentage ownership after resale.

Material Relationships with Selling Stockholder

Investment Agreement

The selling stockholder is a party to an investment agreement dated July 27, 2015, as amended on October 1, 2015, which we refer to as the Investment Agreement, with Beacon that sets forth provisions relating to our board of directors.

Board of directors.  The Investment Agreement provides that the selling stockholder may designate two directors to our board of directors, for so long as the selling stockholder and its affiliates hold at least 58.6% of the shares of our common stock received by the selling stockholder at the closing of the RSG Acquisition. The selling stockholder may designate one director to our board of directors, for so long as the selling stockholder and its affiliates hold less than 58.6% but at least 3.0%, of such shares. However, the selling stockholder and its affiliates will not be entitled to such one director designee if they own less than 4.0% of the shares of our common stock then outstanding and the number of members of our board of directors is at such time less than eight. Upon consummation of the RSG Acquisition, Philip W. Knisely, operating advisor to the funds managed by CD&R, and Nathan K. Sleeper, a principal of CD&R, were appointed as the selling stockholder’s designees to the Beacon board of directors.

Registration Rights Agreement

The selling stockholder is a party to a registration rights agreement dated October 1, 2015, which we refer to as the Registration Rights Agreement, with Beacon that sets forth provisions relating to registration rights. The provisions of the Registration Rights Agreement will terminate when the selling stockholder and certain of its permitted transferees no longer own any shares of our common stock, except for the indemnification and contribution provisions, which will survive such termination.

Demand registration rights.  We agreed to file a resale shelf registration statement for the benefit of the selling stockholder and certain of its permitted transferees promptly upon the expiration of the 180-day post-closing lock-up period, and this prospectus forms part of such resale shelf registration statement, which was filed with the SEC on the date of this prospectus. In addition, pursuant to the Registration Rights Agreement, the selling stockholder and such transferees may make up to three requests (only two of which may require a customary “roadshow” or other substantial marketing efforts by Beacon) that we conduct an underwritten offering of the shares of our common stock held by the selling stockholder and such transferees.

Piggyback registration rights.  If, at any time, we determine to file a registration statement with the SEC covering any shares of our common stock, other than shares of common stock or other securities that are issuable in an offering to our officers or employees pursuant to an employee benefit plan, the selling stockholder will have the right to request that we include their shares of common stock in any such registration statement, subject to specified limitations.

Cutback.  In connection with the above demand and piggyback registrations, the managing underwriters may limit the number of shares offered for marketing reasons. In such case, the shares to be included in the underwritten offering will be prioritized in accordance with the terms of the Registration Rights Agreement. In the case of a marketed underwritten shelf takedown offering requested by the selling stockholder, shares held by the selling stockholder and certain of its permitted transferees to be included in such underwritten offering will be given highest priority in the event of a cutback.

Expenses.  We are required to pay the fees and expenses associated with preparing and filing of any registration statement in connection with the above demand and piggyback registrations, including the resale shelf registration statement of which this prospectus forms a part. The selling stockholder will pay any fees and commissions (including underwriting discounts and commissions), legal fees of any counsel engaged by any selling stockholder and transfer taxes applicable to the shares sold by them through this prospectus.

USE OF PROCEEDS

All of the shares of common stock offered by the selling stockholder pursuant to this prospectus will be sold by the selling stockholder for its own account. We will not receive any of the proceeds from these sales, if any. We will pay all of the fees and expenses incurred by us in connection with the registration of such shares. The selling stockholder will be responsible for any fees and commissions (including underwriting discounts and commissions), legal fees of any counsel engaged by the selling stockholder and transfer taxes applicable to the shares sold by them through this prospectus.

PLAN OF DISTRIBUTION

The selling stockholder may sell the shares of our common stock covered by this prospectus using one or more of the following methods:

•	underwriters in a public offering;
•	“at the market” to or through market makers or into an existing market for the securities;
•	through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;
•	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	in an exchange distribution in accordance with the rules of the applicable exchange;
•	in privately negotiated transactions;
•	through the settlement of short sales;
•	by pledge to secure debts and other obligations;
•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

To the extent required by law, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Any prospectus supplement relating to a particular offering of our common stock by the selling stockholder may include the following information to the extent required by law:

•	the name of the selling stockholder and the number of shares of our common stock to be sold by it;
•	the terms of the offering;
•	the names of any underwriters or agents;
•	the purchase price of the securities;
•	any delayed delivery arrangements;
•	any underwriting discounts and other items constituting underwriter compensation;
•	any initial public offering price; and
•	any discounts or concessions allowed, reallowed or paid to dealers.

The selling stockholder may offer our common stock to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of our common stock, the securities will be acquired by the underwriters for their own account. The underwriters may resell the common stock in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of common stock, underwriters may receive compensation from the selling stockholder, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from underwriters and commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions.

If the selling stockholder uses an underwriter or underwriters to effectuate the sale of shares of common stock, we and the selling stockholder will execute an underwriting agreement with those underwriters at the time of sale of those securities. To the extent required by law, the names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those securities. The selling stockholder may use underwriters with whom we or the selling stockholder has a material relationship. We will describe the nature of such relationship in the prospectus supplement, naming the underwriter. Unless otherwise indicated in the prospectus supplement relating to a particular offering of common stock, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.

In effecting sales, brokers or dealers engaged by the selling stockholder may arrange for other brokers or dealers to participate. Broker-dealers may receive discounts, concessions or commissions from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Such compensation may be in excess of customary discounts, concessions or commissions. If dealers are utilized in the sale of securities, the names of the dealers and the terms of the transaction will be set forth in a prospectus supplement, if required.

The selling stockholder may also sell shares of our common stock from time to time through agents. We will name any agent involved in the offer or sale of such shares and will list commissions payable to these agents in a prospectus supplement, if required. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in any required prospectus supplement.

The selling stockholder also may sell shares of our common stock directly to purchasers rather than under this prospectus or any related prospectus supplement. In this case, the selling stockholder would not engage underwriters or agents in the offer and sale of such shares.

In connection with the sale of our common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling stockholder may also sell our common stock short and deliver these shares of our common stock to close out their short positions, or loan or pledge our common stock to broker-dealers that in turn may sell our common stock. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the shares of our common stock covered by this prospectus, which shares such broker-dealer or other financial institution may resell or otherwise transfer, pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Any underwriters, broker-dealers or agents that participate in the sale of the selling stockholder’s shares of common stock or interests therein may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any discounts, commissions, concessions or profit they earn on any resale of the shares may be deemed to be underwriting commissions or discounts under the Securities Act. While neither we nor any selling stockholder can presently estimate the amount of such compensation, in compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any related prospectus supplement. However, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be less than this amount.

We have agreed to indemnify the selling stockholder against certain liabilities, including liabilities arising under the Securities Act. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of shares of common stock against certain liabilities, including liabilities arising under the Securities Act.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

The selling stockholder has advised us that it has not entered into any agreements, understandings or arrangements between the selling stockholder and any underwriter, broker-dealer or agent regarding the sale of the shares of common stock held by the selling stockholder. If we are notified by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholder uses this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

We have agreed to use commercially reasonable efforts to keep the registration statement of which this prospectus forms a part effective until the earlier of (i) three (3) years from the date of this prospectus and (ii) the date by which all of the shares of common stock covered by the registration statement of which this prospectus forms a part have been sold pursuant to such registration statement. We cannot assure you that the selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part. In addition, we cannot assure you that the selling stockholder will not transfer, devise or gift the shares of common stock by other means not described in this prospectus. Moreover, shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

From time to time, the selling stockholder may pledge, hypothecate or grant a security interest in some or all of the shares owned by it. A pledgee, secured party or person to whom the shares have been hypothecated will, upon foreclosure, be deemed to be a selling stockholder. The number of the selling stockholder’s shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder’s shares will otherwise remain unchanged.

The selling stockholder may elect to make a pro rata in-kind distribution of the shares of common stock to its members, partners or shareholders. In such event, we may file a prospectus supplement to the extent required by law in order to permit the distributees to use the prospectus to resell the shares of common stock acquired in the distribution.

Price Stabilization and Short Positions

If underwriters or dealers are used in the sale, until the distribution of the shares of common stock is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase the shares. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the shares. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares. If the underwriters create a short position in the shares of our common stock in connection with an offering (that is, if they sell more shares than are set forth on the cover page of the applicable prospectus supplement), the representatives of the underwriters may reduce that short position by purchasing shares of our common stock in the open market.

We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

LEGAL MATTERS

The legality of the issuance of the shares of our common stock offered hereby is being passed upon by Sidley Austin LLP, Chicago, Illinois. If counsel for the selling stockholder or any underwriter passes on legal matters in connection with an offering of the common stock described in this prospectus, we will name that counsel in the applicable prospectus supplement for that offering.

EXPERTS

The consolidated financial statements of Beacon Roofing Supply, Inc., as of September 30, 2015 and September 30, 2014 and the three-year period ended September 30, 2015, appearing in the Current Report on Form 8-K dated March 25, 2016 incorporated by reference in this prospectus and the registration statement of which this prospectus forms a part, and the effectiveness of Beacon Roofing Supply Inc.’s internal control over financial reporting as of September 30, 2015 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of CDRR Investors, Inc. appearing in the Current Report on Form 8-K of Beacon Roofing Supply, Inc. dated February 16, 2016 for the year ended December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below which have been filed by us and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act as provided below until the offering under this prospectus is completed:

1.	Our Annual Report on Form 10-K for the year ended September 30, 2015, filed on November 24, 2015 (File No. 000-50924);
2.	Our Definitive Proxy Statement on Schedule 14A, filed on January 6, 2016 (only those parts incorporated in our Annual Report on Form 10-K for the year ended September 30, 2015 (File No. 000-50924));
3.	Our Quarterly Report on Form 10-Q for the period ended December 31, 2015, filed on February 5, 2016 (File No. 000-50924);
4.	Our Current Reports on Form 8-K, filed on October 1, 2015 (excluding Item 7.01 thereof and Exhibit 99.1 thereto), November 9, 2015, December 2, 2015, February 12, 2016, February 16, 2016, March 11, 2016 and March 25, 2016 (File No. 000-50924);
5.	The description of the common stock contained in our Form 8-A, filed on September 3, 2004 (incorporated by reference from the description set forth under the caption “Description of capital stock, certificate of incorporation and by-laws” in our prospectus dated September 22, 2004, filed on September 23, 2004 as part of our Registration Statement on Form S-1 (File No. 333-116027)); and
6.	All documents we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than documents, portions of documents or other information that is deemed to have been “furnished” and not “filed” with the SEC), subsequent to the date of this prospectus until all of the securities being offered under this prospectus or any prospectus supplement are sold.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner of such person, to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein).

You may request a copy of these documents, at no cost, by contacting us at the following address or telephone number:

Beacon Roofing Supply
505 Huntmar Park Drive
Suite 300
Herndon, Virginia 20170
Attention: Chief Financial Officer
Telephone: (571) 323-3940

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, such reports, proxy statements and other information may be accessed through the SEC’s Internet website located at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.becn.com. The information contained on, or accessible from, our website is not part of this prospectus by reference or otherwise.

Beacon Roofing Supply, Inc.

Common Stock

PROSPECTUS

March 25, 2016

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth various expenses in connection with the sale and distribution of the shares of our common stock being registered. All of the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$34,247.48
Printing fees and expenses		*
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent fees and expenses		*
Miscellaneous		*
Total:	$	*

*	These fees will be calculated based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Officers and Directors.

Delaware General Corporation Law.  Beacon is incorporated under the laws of the State of Delaware. Section 102 of the DGCL allows a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violation of the law, willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit. Beacon’s charter contains a provision which eliminates directors’ personal liability as set forth above.

Beacon’s charter and bylaws provide in effect that it shall indemnify its directors and officers to the extent permitted by the DGCL. Section 145 of the DGCL provides that a Delaware corporation has the power to indemnify its directors, officers, employees and agents in certain circumstances. Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director, officer, employee or agent had no reasonable cause to believe that his or her conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery shall deem proper.

Section 145 further provides that to the extent that a director or officer or employee of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the party seeking indemnification may be entitled; and the corporation is empowered to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145; and that, unless indemnification is ordered by a court, the determination that indemnification under subsections (a) and (b) of Section 145 is proper because the director, officer, employee or agent has met the applicable standard of conduct under such subsections shall be made by (1) a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

The foregoing statements are subject to Sections 102 and 145 of the DGCL and the terms of our charter and bylaws, which charter and bylaws have been filed as exhibits to this registration statement and are incorporated by reference herein.

D&O Insurance.  Beacon has in effect insurance policies for general officers’ and directors’ liability insurance covering all of the Company’s officers and directors.

Registration Rights Agreement.  The Registration Rights Agreement, filed as Exhibit 10.5 to our Current Report on Form 8-K filed with the SEC on October 1, 2015 and incorporated by reference herein, provides for indemnification of our directors and officers by the selling stockholder against certain liabilities.

Item 16. Exhibits.

Reference is hereby made to the attached Exhibit Index, which is incorporated herein by reference.

Certain of the agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;
•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement; and
•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Herndon, Commonwealth of Virginia, on March 25, 2016.

BEACON ROOFING SUPPLY, INC.

By:	/s/ Joseph M. Nowicki Name: Joseph M. Nowicki Title: Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul M. Isabella and Joseph M. Nowicki, and each of them, his true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-facts and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned. This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney specifically provides that it revokes this Power of Attorney by referring to the date of the undersigned’s execution of this Power of Attorney. For the avoidance of doubt, whenever two or more powers of attorney granting the powers specified herein are valid, the agents appointed on each shall act separately unless otherwise specified.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Paul M. Isabella Paul M. Isabella	President and Chief Executive Officer (Principal Executive Officer)	March 25, 2016
/s/ Joseph M. Nowicki Joseph M. Nowicki	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	March 25, 2016
/s/ Robert R. Buck Robert R. Buck	Chairman of the Board	March 25, 2016
/s/ Richard W. Frost Richard W. Frost	Director	March 25, 2016
/s/ Alan Gershenhorn Alan Gershenhorn	Director	March 25, 2016
/s/ Peter M. Gotsch Peter M. Gotsch	Director	March 25, 2016

Signature	Title	Date
/s/ Philip W. Knisely Philip W. Knisely	Director	March 25, 2016
/s/ Neil S. Novich Neil S. Novich	Director	March 25, 2016
/s/ Stuart A. Randle Stuart A. Randle	Director	March 25, 2016
/s/ Nathan K. Sleeper Nathan K. Sleeper	Director	March 25, 2016
/s/ Douglas L. Young Douglas L. Young	Director	March 25, 2016

EXHIBIT INDEX

Exhibit Number		Incorporated by Reference
	Description	Form	File No.	Exhibit	Filing Date
1.1**	Form of Underwriting Agreement
2.1+	Agreement and Plan of Merger, dated as of July 27, 2015 by and among CDRR Investors, Inc., Beacon Roofing Supply, Inc., Beacon Leadership Acquisition I, Inc., and Beacon Leadership Acquisition II, LLC	8-K	000-50924	2.1	July 27, 2015
3.1	Second Amended and Restated Certificate of Incorporation of Beacon Roofing Supply, Inc.	10-K	000-50924	3.1	December 23, 2004
3.2	Amended and Restated By-Laws of Beacon Roofing Supply, Inc.	8-K	000-50924	3.1	September 24, 2014
4.1	Registration Rights Agreement, dated as of October 1, 2015, by and between Beacon Roofing Supply, Inc. and CD&R Roadhouse Holdings, L.P.	8-K	000-50924	10.5	October 1, 2015
4.2	Form of Specimen Common Stock Certificate of Beacon Roofing Supply, Inc.	S-1/A	333-116027	4.1	August 19, 2004
4.3	Investment Agreement, dated as of July 27, 2015, by and between Beacon Roofing Supply, Inc. and CD&R Roadhouse Holdings, L.P.	8-K	000-50924	10.1	July 27, 2015
4.4	Amendment No. 1, dated as of October 1, 2015, to Investment Agreement, dated July 27, 2015, by and between Beacon Roofing Supply, Inc. and CD&R Roadhouse Holdings, L.P.	8-K	000-50924	10.4	October 1, 2015
5.1*	Opinion of Sidley Austin LLP
23.1*	Consent of Ernst & Young LLP, independent auditors to Beacon Roofing Supply, Inc.
23.2*	Consent of Ernst & Young LLP, independent auditors to CDRR Investors, Inc.
23.3*	Consent of Sidley Austin LLP (included as part of its opinion filed as Exhibit 5.1 hereto)
24.1*	Powers of Attorney (included in signature pages to this registration statement)

+	The registrant agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon the request of the SEC in accordance with Item 601(b)(2) of Regulation S-K.
*	Filed herewith.
**	To be filed by amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.